UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 9, 2016

Cognizant Technology Solutions Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-24429	13-3728359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Glenpointe Centre West 500 Frank W. Burr Blvd. Teaneck, New Jersey		07666
(Address of Principal Executive Offices)		(Zip Code)
(201) 801-0233
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Effective April 9, 2016, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Cognizant Technology Solutions Corporation (the “Company”), the Board appointed Jonathan Chadwick to the Board as a Class I Director to fill a newly-created vacancy on the Board. In connection with the appointment of Mr. Chadwick to the Board, he was also appointed to serve as a member of the Board’s Audit Committee and has been determined by the Board to be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Chadwick will serve until the Annual Meeting of Stockholders of the Company to be held in 2016.
Jonathan Chadwick, age 50, was most recently Executive Vice President, Chief Financial Officer and Chief Operating Officer of VMware, Inc., a virtualization and cloud infrastructure solutions company, prior to his departure in February 2016 to expand his advisory roles with other companies. Mr. Chadwick was Executive Vice President and Chief Financial Officer at VMware since he joined the company in November 2012. Prior to joining VMware, Mr. Chadwick served as the Chief Financial Officer of Skype and as a corporate Vice President of Microsoft Corporation since its acquisition of Skype in October 2011. Mr. Chadwick joined Skype from McAfee, Inc., a security technology company, where he was Executive Vice President and Chief Financial Officer from June 2010 until February 2011. From 1997 to 2010, he held various financial roles at Cisco Systems, Inc., including Senior Vice President, CFO - Global Customer Markets, Senior Vice President, Corporate Controller and Principal Accounting Officer, and Vice President, Corporate Finance & Planning. He also worked for Coopers & Lybrand, an accounting firm, in various roles in the U.S. and U.K. Mr. Chadwick has served on the Board of Directors of F5 Networks, Inc., since 2011, where he is currently the Chairman of the Audit Committee. Mr. Chadwick is a Chartered Accountant in England and holds an honors degree in electrical and electronic engineering from the University of Bath, U.K.
The Board determined that Mr. Chadwick has no relationship with the Company or its subsidiaries, either directly or indirectly, that would be inconsistent with a determination of independence under the applicable rules and regulations of the NASDAQ Stock Market and the United States Securities and Exchange Commission.
Mr. Chadwick shall receive compensation for serving on the Board consistent with the compensation guidelines for non-employee directors described in the Company's 2015 proxy statement. Pursuant to those guidelines, effective April 9, 2016, the Board approved the grant to Mr. Chadwick of the following awards:

•
258 restricted stock units (equal in value to $15,534 as measured by the closing price of the Company’s Class A Common Stock, par value $0.01 per share (“Class A Common Stock”) on April 8, 2016 (rounded down to the nearest whole share)), with such stock grant to vest ratably on an annual basis over three years; and

•
stock options to purchase 998 shares of Class A Common Stock (the “Stock Options”), at an exercise price equal to $60.16 per share. The Stock Options vest in two equal annual installments, with 50% of the Stock Options vesting on the one-year anniversary of the grant date and 50% of the Stock Options vesting on the two-year anniversary of the grant date, so that the Stock Options will be fully vested on the two year anniversary of the grant date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION

By:	/s/ Steven Schwartz
Name:	Steven Schwartz
Title:	Executive Vice President, Chief Legal and Corporate Affairs Officer

Date: April 12, 2016